Exhibit 10.3.3
SECOND AMENDMENT
TO THE
TELEFLEX INCORPORATED 401(K) SAVINGS PLAN

Background Information

A.Teleflex Incorporated (the “Company”) maintains the Teleflex Incorporated 401(k) Savings Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.
B.The Company’s Corporate Vice President and Chief Human Resources Officer (the “Officer”) has been authorized pursuant to Section 13.02 of the Plan to amend the Plan in accordance with the authority delegated to him.
C.In accordance with his delegated authority, the Officer desires to amend the Plan to: (i) reflect special rules permitted for the 2020 Plan Year, including under the Coronavirus Aid, Relief, and Economic Security (CARES) Act; (ii) reflect additional changes in law applicable to the Plan under the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”); (iii) grant each person who was an active employee of Standard Bariatrics, Inc. (“SBI”) immediately prior to January 1, 2023, full credit for purposes of eligibility and vesting under the Plan for the individual’s most recent continuous period of service with SBI; and (iv) reflect the current list of Participating Employers in the Plan effective January 1, 2023.
Second Amendment to the Plan

The Plan is hereby amended as follows, effective as of the dates set forth below:

1.Section 1.58 of the Plan, “Required Beginning Date,” is hereby amended in its entirety to read as follows, effective as of January 1, 2020:
“Section 1.58 Required Beginning Date. The April 1st of the calendar year following the later of:
A.    The calendar year in which the Participant reaches age 70½ (for Participants born before July 1, 1949) or age 72 (for Participants born after June 30, 1949); or
B.    The calendar year in which the Participant has a Severance from Employment; provided, that this Section 1.58.B. shall not apply in the case of a Participant who is a Five-Percent Owner with respect to the Plan Year ending with the calendar year in which the Participant attains age 70½ (for Participants born before July 1, 1949) or age 72 (for Participants born after June 30, 1949).
Other provisions in the Plan that reference the Required Beginning Date or age 70½ shall refer to the foregoing definition or to age 70½ (for Participants born before July 1, 1949) or age 72 (for Participants born after June 30, 1949), as applicable, effective as of January 1, 2020.”
2.Subsection B. of Section 2.01 of the Plan, “Eligibility and Participation,” is hereby amended by adding the following new sentence to the end thereof, effective as January 1, 2021:
“Effective for Plan Years beginning after December 31, 2020, the Plan shall comply with Code Section 401(k)(2)(D), as amended by the Setting Every Community Up for Retirement Enhancement Act of 2019 (“SECURE Act,”) and Code Section 401(k)(15) added by the SECURE Act (regarding “long-term part-time workers”) and the applicable Treasury Regulations thereunder, if any, to the extent the Plan does not already satisfy the requirements of such Code Sections.”

3.Subsection C. of Section 2.01 of the Plan, “Eligibility and Participation,” is hereby amended in its entirety to read as follows, effective as of January 1, 2023:
“C.    Eligibility — Special Rules with Respect to Acquired Entities. Each individual who was previously an active employee of any entity stated below immediately prior to the date stated with respect to such entity shall receive service credit for purposes of eligibility under the Plan for such individual’s most recent continuous period of service with such applicable entity:
1.     Cartika Medical, Inc. (“Cartika”) – September 2, 2016
2.    Vascular Solutions, Inc. (“VSI”) – April 1, 2017
3.    NeoTract, Inc. (“NeoTract”) – January 1, 2018
4.    Essential Medical, Inc. (“Essential Medical”) – January 1, 2019
5.    IWG High Performance Conductors (“HPC”) – May 1, 2020
        6.    Z-Medica, LLC (“Z-Medica”) – April 1, 2021
7.    Standard Bariatrics, Inc. (“SBI”) – January 1, 2023”
4.Subsection B. of Section 4.01 of the Plan, “Vesting,” is hereby amended in its entirety to read as follows, effective as of January 1, 2023:
“B.    Vesting — Special Rules with Respect to Acquired Entities. Each individual who was previously an active employee of any entity stated below immediately prior to the date stated with respect to such entity shall receive service credit for purposes of vesting under the Plan for such individual’s most recent continuous period of service with such applicable entity:
1.     Essential Medical – January 1, 2019
2.    HPC – May 1, 2020
3.    Z-Medica – April 1, 2021
4.    SBI – January 1, 2023”
5.Section 5.04 of the Plan, “Distributions Upon Death,” is hereby amended by the addition of a new subsection D., reading as follows, effective as of January 1, 2020:
“D.    Distributions Upon Death After December 31, 2019. Whether before or after distribution has begun and notwithstanding a provision of the Plan or an Appendix hereto to the contrary, a Participant’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the tenth anniversary of the Participant's death unless the Designated Beneficiary qualifies as an "Eligible Designated Beneficiary." An "Eligible Designated Beneficiary" may receive distributions over the life of such Designated Beneficiary. If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. An "Eligible Designated Beneficiary" is defined as any Designated Beneficiary who is: (i) the surviving Spouse of the Participant; (ii) a minor child of the Participant; (iii) disabled; (iv) a chronically ill individual; or (v) an individual who is not more than 10 years younger than the Participant. The determination of whether a Designated Beneficiary is an "Eligible Designated Beneficiary" shall be made as of the date of death of the Participant. If an Eligible Designated Beneficiary dies before the portion of the Participant's interest is entirely distributed, the remainder of such portion shall be distributed within 10 years after the death of such Eligible Designated Beneficiary.”

6.Section 5.10 of the Plan, “Minimum Distribution Requirements,” is hereby amended by the addition of new subsection G. reading as follows, effective as of January 1, 2020:
“G.    Special Rules for 2020. Notwithstanding other provisions of the Plan to the contrary, distributions in satisfaction of Code Section 401(a)(9) requirements shall not apply to any Participant or Beneficiary receiving such distribution in calendar year 2020. Solely for purposes of applying the direct rollover provisions of the Plan, any distribution received in the calendar year 2020 to comply with Code Section 401(a)(9) will be treated as an Eligible Rollover Distribution.”
7.A new Section 6.09, “Special COVID-19 Pandemic Rules Regarding Loans and Withdrawals,” is hereby added to the Plan, effective for the period from January 1, 2020 through December 31, 2020, except as provided below:

“Section 6.09 SPECIAL COVID-19 PANDEMIC RULES REGARDING LOANS AND WITHDRAWALS. The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) includes special rules regarding plan loans and in-service withdrawals during the 2020 Plan Year only. This Section 6.09 is generally effective for the period from January 1, 2020 through December 31, 2020 and is intended to comply with CARES Act Section 2202 and the guidance issued thereunder by the IRS and shall be interpreted and administered consistent with this intent.
A.    Definition of “Qualified Individual.” Pursuant to section 2202(a)(4)(A)(ii) of the CARES Act, a “Qualified Individual” for purposes of this Section is a Participant who certifies to the Plan Administrator that he meets one of the following requirements, provided the Plan Administrator does not have actual knowledge to the contrary:
1.    He is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (referred to collectively as COVID-19) by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act);
2.    His Spouse or dependent (as defined in section 152 of the Code) is diagnosed with COVID-19 by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); or
3.    He experiences adverse financial consequences as a result of:
(a)    being quarantined, being furloughed or laid off, or having work hours reduced due to COVID-19;
(b)    being unable to work due to lack of childcare due to COVID-19;
(c)    closing or reducing hours of a business owned or operated by him due to COVID-19;
(d)    having a reduction in pay (or self-employment income) due to COVID-19 or having a job offer rescinded or start date for a job delayed due to COVID-19;
(d)    his Spouse or a member of his household (as defined below) being quarantined, being furloughed or laid off, or having work hours reduced due to COVID-19, being unable to work due to lack of childcare due to COVID-19, having a reduction in pay (or self-employment income) due to COVID-19, or having a job offer rescinded or start date for a job delayed due to COVID-19; or
(e)    closing or reducing hours of a business owned or operated by his Spouse or a member of his household due to COVID-19.
For purposes of applying these factors, a member of the Participant’s household is someone who shares the Participant’s principal residence.
B.    Definition of “Coronavirus-related Distribution.”    Section 2202(a)(4)(A) of the CARES Act defines a “Coronavirus-related Distribution” as any distribution from an eligible retirement plan made on or after January 1, 2020, and before December 31, 2020, to a Qualified Individual. Section 2202(a)(2) of the CARES Act limits the amount of aggregate distributions from all eligible retirement plans that can be treated as Coronavirus-related Distributions to no more than $100,000. Notwithstanding the foregoing, the following amounts are not eligible to be treated as Coronavirus-related Distributions: corrective distributions of Elective Deferral Contributions that are returned to the Participant (together with the income allocable thereto) in order to comply with the limitations of Code Section 415; Elective Deferral Contributions in excess of the limitation under Code Section 402(g) that are returned to the Participant (together with the income allocable thereto); Excess Elective Deferral Contributions under Code Section 401(k); Excess Aggregate Contributions under Code Section 401(m); loans that are treated as deemed distributions pursuant to Code Section 72(p); dividends paid on applicable employer securities under Code Section 404(k); and distributions that are permissible withdrawals from an eligible automatic contribution arrangement within the meaning of Code Section 414(w) .

C.    Coronavirus-related Distributions. Effective as of January 1, 2020 through December 30, 2020, a Participant who is a Qualified Individual may request a withdrawal from the vested portions of his Accounts in an amount not in excess of $100,000 as a Coronavirus-related Distribution. This dollar limit applies in the aggregate to all Coronavirus-related Distributions requested from the Plan and any other tax qualified plans maintained by the Employer, if any. A Coronavirus-related Distribution is not required to meet a need related to COVID-19. However, a distribution that was made for other reasons during the 2020 Plan Year may be recharacterized as a Coronavirus-related Distribution if the Participant is a Qualified Individual and provides the required certification of such status within time limits established by the Plan Administrator.
    If a Coronavirus-related Distribution is eligible for tax-free rollover treatment under applicable provisions of the Code, a Qualified Individual is permitted, at any time in the 3-year period beginning the day after the date of a Coronavirus-related Distribution, to recontribute any portion of the distribution, but not an amount in excess of the amount of the distribution, to an eligible retirement plan, including the Plan, as a Rollover Contribution. Any Coronavirus-related Distribution paid to a Qualified Individual as a Beneficiary of a Participant (other than the surviving Spouse of the Participant) cannot be recontributed.
D.    Special Rules for Plan Loans.    The CARES Act also provides certain Plan loan relief for a Qualified Individual, defined as set forth above. These temporary changes to the Plan loan requirements include:
1.    A temporary increase in the Plan loan limit (up to the lesser of the present value of the Participant’s vested account balance under the Plan or $100,000) for loans made during the 180-day period following enactment of the CARES Act (on or after March 27, 2020 and before September 23, 2020).
2.    Delaying for an additional year any Plan loan repayment that comes due during the period beginning on enactment of the CARES Act (March 27, 2020) and ending on December 31, 2020. Any subsequent repayments will be adjusted to reflect the delay in due date and any interest accrued during the delay. Accordingly, any Plan loan payments coming due before the end of the calendar year may now be suspended for a one-year period for Qualified Individuals. In addition, any subsequent repayments of the loan shall be adjusted appropriately to reflect the delay and any interest accruing during the delay, and the period of delay shall be disregarded in determining the 5-year period and the term of the loan under Code Sections 72(p)(2)(B) and (C).
E.    Administration. The Plan Administrator shall administer the foregoing provisions in accordance with IRS Notice 2020-50 and any additional guidance issued under the CARES Act. This Section only applies to the extent the Plan has provided some or all of the relief listed above in compliance with applicable law.”
8.Appendix D, “Participating Employers” is hereby amended in its entirety to read as follows, effective as of January 1, 2023:
“TELEFLEX 401(K) SAVINGS PLAN

APPENDIX D

PARTICIPATING EMPLOYERS
(AS OF JANUARY 1, 2023)
•Teleflex Medical Incorporated
•Teleflex LLC
•Arrow International, Inc.
•Arrow Interventional, Inc.
•NeoTract, Inc.”

9.All other provisions of the Plan shall remain in full force and effect.

                    TELEFLEX INCORPORATED

                        /s/ Cam Hicks
                    Cam Hicks
                    Corporate Vice President and Chief Human Resources Officer

Date: November 7, 2022

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